UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

BRISSET BEER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Guy Street, Suite G9, Montreal, Quebec, Canada	H3J 1S6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 906-6851

_____________
 (Former name or former address, if changed since last report)

With a copy to:
Philip Magri, Esq.
Magri Law Firm, LLC
2642 NE 9th Avenue
Fort Lauderdale, FL 33334
T: 646.502.5900
F: 646.826.9200
pmagri@magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On July 10, 2017, the Company was notified by its independent accountant, BF Borgers CPA PC ("BF Borgers"), that during its review of the unaudited financial statements for the fiscal quarter ended February 28, 2017, it discovered that there were errors in the valuation of Class A and Class B warrants issued by the Company on August 22, 2016 to Stephane Pilon and Pol Bisset, the Company's executive officers and directors.  The Company has identified this error in the filings on Form 10-Q for the quarterly periods ended November 30, 2016 and August 31, 2016. After discussing with Borgers the matters disclosed in this report pursuant to Item 402(b) of Form 8-K, on December 12, 2017, the Company's board of directors concluded that the financial statements contained in the foregoing quarterly reports should not be relied upon.

Also on July 10, 2017, BF Borgers  notified the Company that there was an error in the accounting and reporting of goodwill relating to the Company's acquisition of all of the assets relating to the product known as "Broken 7," a craft beer locally produced in Quebec, Canada, pursuant to that certain Asset Purchase Agreement, dated April 4, 2014 between the Company, Scenario A, a Quebec corporation and owner of Broken 7, and Stephane Pilon and Pol Brisset, the executive officers, directors and majority owners of the Company and Scenario A, for an aggregate purchase price of $25,000 (the "Purchase Price"). The Purchase Price was attributed to Broken 7 as goodwill due the fact that there was no inventory and no other assets were acquired.  However, due to the fact that Scenario A was a related party, under SAB Topic 5G and ASC 805-50-30-5, the Company's financial statements should have reflected the Broken 7 acquisition at the historical cost of the parent of the entities under common control which was $0, and the $25,000 Purchase Price should have been recognized by the Company as a loss.

The Company incorrectly recognized goodwill associated with the intellectual property associated with Broken 7 in the annual and quarterly reports for the Company subsequent to the acquisition including:

1.	Form 10-K for the fiscal year ended May 31, 2014;
2.	Form 10-Q for the fiscal quarter ended August 31, 2014;
3.	Form 10-Q for the fiscal quarter ended November 30, 2014;
4.	Form 10-Q for the fiscal quarter ended February 29, 2015;
5.	Form 10-K for the fiscal year ended May 31, 2015;
6.	Form 10-Q for the fiscal quarter ended August 31, 2015;
7.	Form 10-Q for the fiscal quarter ended November 30, 2015;
8.	Form 10-Q for the fiscal quarter ended February 29, 2016;
9.	Form 10-K for the fiscal year ended May 31, 2016;
10.	Form 10-Q for the fiscal quarter ended August 31, 2016; and
11.	Form 10-Q for the fiscal quarter ended November 30, 2016.

After discussing with Borgers the matters disclosed in this report pursuant to Item 402(b) of Form 8-K, on December 12, 2017, the Company's board of directors concluded that the financial statements contained in the foregoing quarterly and annual reports should not be relied upon.

Notwithstanding the foregoing, the Company does not believe that a restatement of all of the filings referenced above in this Form 8-K is warranted due to the fact that the error is not material and due to the age of certain reports. The Company intends to amend and restate the financial statements and file amendments to its reports on Form 10-Q for the quarterly periods ended November 30, 2016, August 31, 2016 and February 29, 2016 and on Form 10-K for the fiscal year ended May 31, 2016 due to the fact that such financials, as restated, are needed for the Company's reports on Form 10-Q for the quarterly periods ended November 30, 2017, August 31, 2017 and February 28, 2017 and on Form 10-K for the fiscal year ended May 31, 2017 which the Company intends to file in as soon as possible.

The Company provided Borgers with a copy of this Form 8-K and requested that Borgers furnish it with a letter addressed to the Commission stating whether or not Borgers agrees with the above statements. A copy of such letter, dated February 7, 2018, is filed as Exhibit 7.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit No.	Description:
7.1	Letter, dated February 7, 2018, from BF Borgers CPA PC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISSET BEER INTERNATIONAL, INC.

Dated: February 7, 2018	By:	/s/ Stephane Pilon
Stephane Pilon
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)